EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Amendment No.1 to Registration Statement on Form SB-2 of our report dated July 23, 2003 relating to the financial statements of American Natural Energy Corporation, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP
Tulsa, Oklahoma


February 6, 2004